Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of Semantix, Inc. of our report dated April 4, 2022 relating to the financial statements of Semantix Tecnologia em Sistema de Informação S.A., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

São Paulo, Brazil

October 11, 2022